Exhibit 10.18

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 27, 2012 (the “Effective Date”) by and among (a) MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership (“MidCap”), as administrative agent (the “Agent”), (b) the Lenders listed on Schedule 1 hereto and otherwise party hereto from time to time, including, without limitation, MidCap and SILICON VALLEY BANK, a California Corporation (“SVB”), each a “Lender”, and collectively the “Lenders”, and (c) CHIMERIX, INC., a Delaware corporation (“Borrower”), provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1.             ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (other than non-compliance with FAS 123R in monthly reporting). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.             LOAN AND TERMS OF PAYMENT

2.1           Promise to Pay. Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2           Term Loans.

(a)          Availability. Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make one or more term loans to Borrower in an aggregate amount up to Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term Loan”, and collectively as the “Term Loans”). After repayment, no Term Loan may be re-borrowed. The Term Loans shall be available in two tranches. The first tranche (“Tranche One”) shall be in an amount equal to Three Million Dollars ($3,000,000.00) (the Terms Loans made severally by each Lender in respect of Tranche One, collectively, the “Tranche One Term Loan Advance”) and shall be advanced on the Effective Date. The second tranche (“Tranche Two”) shall be in an amount equal to Twelve Million Dollars ($12,000,000.00) and shall be available to be advanced in no more than three (3) advances (each of the Term Loans made severally by each Lender in respect of each advance under Tranche Two, collectively, a “Tranche Two Term Loan Advance” and, all such Term Loans and all such Tranche Two Term Loan Advances, collectively, the “Tranche Two Term Loan Advances”) during the Tranche Two Draw Period. In addition to and without limiting the foregoing, no single Tranche Two Term Loan Advance shall be in an amount of less than One Million Dollars ($1,000,000.00). The Tranche One Term Loan Advance and any and all Tranche Two Term Loan Advances are referred to herein collectively as the “Term Loan Advances” (and each individually as a “Term Loan Advance”).

(b)          Interest Payments and Repayment. Commencing on the first (1st) Payment Date following the Funding Date of each Term Loan Advance, respectively, and continuing on the Payment Date of each successive month thereafter, through and including the Maturity Date with respect to such Term Loan Advance, Borrower shall make monthly payments of interest to each Lender of all interest accrued and owing to such Lender in respect of such Lender’s Term Loan under such Term Loan Advance, in arrears, and calculated with respect to each Lender and the Term Loans owing to such Lender as set forth in Section 2.3. Commencing on the Amortization Date of each Term Loan Advance, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date of such Term Loan Advance, Borrower shall make consecutive monthly payments of principal for such Term Loan to each Lender in respect of such Lender’s Term Loan under such Term Loan Advance, with the amount of each principal payment being calculated as of the first such Payment Date as follows: (a) (i) the aggregate outstanding principal amount of such Term Loan owing to such Lender, and divided by (ii) the number of payments in a straight-line amortization schedule for such Term Loan beginning on the Amortization Date of such Term Loan and ending on the Maturity Date of such Term Loan. All unpaid principal and accrued interest (calculated with respect to each Lender and the Term Loans owing to such Lender as set forth in Section 2.3) with respect to each Term Loan is due and payable in full on its Maturity Date. The Term Loans may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

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(c)          Mandatory Prepayments. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans and all other Obligations owed by Borrower to such Lender, and all accrued and unpaid interest thereon (calculated with respect to each Lender and the Term Loans owing to such Lender as set forth in Section 2.3), plus (ii) the Final Payment with respect to the Term Loans owing to such Lender, plus (iii) the Prepayment Premium with respect to the Term Loans owing to such Lender, plus (iv) all other sums and Obligations owing to such Lender that shall have become due and payable, including Lenders’ Expenses.

(d)          Permitted Prepayment of Loans. Borrower shall have the option to prepay all or a portion of the Term Loans advanced by the Lenders under this Agreement; provided, however, that Borrower (i) provides written notice to Agent of its election to prepay the Term Loans or a portion thereof at least five (5) Business Days prior to such prepayment, and (ii) (x) in the case of prepayment of the aggregate outstanding principal amount of any or all Term Loans, pays each Lender, on the date of such prepayment, an amount equal to the sum of: (A) all outstanding principal of such Term Loans and all other Obligations owed by Borrower to such Lender, and all accrued and unpaid interest thereon (calculated with respect to each Lender and the Term Loans owing to such Lender as set forth in Section 2.3), plus (B) the Final Payment with respect to the Term Loans owing to such Lender, plus (C) the Prepayment Premium with respect to the Term Loans owing to such Lender, plus (D) all other sums that shall have become due and payable to such Lender, including Lenders’ Expenses, and (y) in the case of prepayment of a portion of any Term Loan, pays to each Lender, on the date of such prepayment, an amount equal to the sum of: (A) the outstanding principal of such Term Loan prepaid to such Lender, and all accrued and unpaid interest thereon, plus (B) the Partial Final Payment with respect to the amount of such Term Loan prepaid, plus (C) the Prepayment Premium with respect to the amount of such Term Loan prepaid, plus (D) all other sums that shall have become due and payable to such Lender, including Lenders’ Expenses.

2.3           Payment of Interest on the Credit Extensions.

(a)          Interest Rate. Subject to Section 2.3(b), (i) the aggregate outstanding principal amount of each Term Loan made by MidCap to Borrower shall accrue interest at a fixed per annum rate equal to eight and nine-tenths of one percent (8.90%), and (ii) the aggregate outstanding principal amount of each Term Loan made by SVB to Borrower shall accrue interest at a fixed per annum rate equal to seven and fifteen hundredths of one percent (7.15%).

(b)          Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the respective Term Loans made by each Lender shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”), unless Agent and Lenders otherwise elect from time to time in the sole discretion of each to impose a smaller increase. Fees, expenses and all other Obligations (including, without limitation, Lenders’ Expenses) which are required to be paid by Borrower to Agent or the Lenders pursuant to the Loan Documents but are not paid when due (if a due date is specified under the Loan Documents with respect to such Obligations) or otherwise within ten (10) days after the date of any invoice provided by Agent or Lenders to the Borrower therefor, shall bear interest until paid at a rate equal to 13.25%. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)          Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

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(d)          Debit of Accounts. Agent and any Lender may debit the Designated Deposit Account (i) for principal and interest payments when due, or (ii) upon notice to Borrower for any other amounts Borrower owes Agent or any Lender when due. These debits shall not constitute a set-off.

(e)          Interest Payment Date. Unless otherwise provided, interest is payable monthly on the Payment Date.

2.4           Fees. Borrower shall pay to each Lender:

(a)          Closing Fee. Its Commitment Percentage of a non-refundable closing fee of (i) on the Effective Date, Fifteen Thousand Dollars ($15,000.00), and (ii) on the Funding Date of each Tranche Two Term Loan Advance, an amount equal to one-half of one percent (0.50%) of the original principal amount of such Tranche Two Term Loan Advance;

(b)          Final Payment. The Final Payment with respect to its Term Loans, when due hereunder;

(c)          Partial Final Payment. Any Partial Final Payment with respect to its Term Loans, when due hereunder;

(d)          Prepayment Premium. The Prepayment Premium with respect to its Term Loans, when due hereunder;

(e)          Unused Commitment Fee. Upon the earlier to occur of: (i) December 31, 2012, and (ii) the Funding Date of the third (3rd) Tranche Two Term Loan Advance, its Commitment Percentage of an unused commitment fee in an amount equal to (x) one percent (1.0%) multiplied by (y) Twelve Million Dollars ($12,000,000.00), minus the aggregate original principal amount of the Tranche Two Term Loan Advances (if any); and

(f)          Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses, for documentation and negotiation of this Agreement) incurred by such Lender, including any such Lenders’ Expenses incurred by such Lender in its capacity as agent, through and after the Effective Date, when due.

2.5           Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 noon Eastern time on the date when due. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

2.6           Secured Promissory Notes. Each Term Loan made by each Lender in connection with any Term Loan Advance shall be evidenced by a Secured Promissory Note in favor of each Lender for its Commitment Percentage of such Term Loan Advance in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth herein. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.7           SBIC Acknowledgement. Borrower acknowledges that Agent is a Federal licensee under the Small Business Investment Act of 1958, as amended.

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3.            CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Credit Extension. Lenders’ obligation to make the initial Credit Extension is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent and Lenders, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)          duly executed original signatures to the Loan Documents;

(b)          duly executed original signatures to the Control Agreement(s);

(c)          Borrower’s Operating Documents and a long form good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)          certificates of foreign qualification for Borrower (as appropriate), certified by the applicable Secretary of State as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)          Secretary’s Certificate with completed Borrowing Resolutions for Borrower and certifying Borrower’s Operating Documents as of the Effective Date;

(f)          certified copies, dated as of a recent date, of financing statement searches and other lien, judgment and/or litigations with such jurisdictions and/or courts, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such searches either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g)          duly executed original signatures to a payoff letter from SVB;

(h)          evidence that (i) the Liens securing Indebtedness owed by Borrower to SVB (other than Indebtedness hereunder and Bank Services permitted under clause (b) of the definition of “Permitted Indebtedness”) will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated.

(i)           a landlord’s consent executed by the applicable landlord in favor of Agent, for the ratable benefit of the Lenders, for each of Borrower’s leased locations, together with the duly executed original signatures thereto;

(j)           a copy of Borrower’s Investor Rights Agreement, as currently amended and in effect;

(k)          completed SBA Forms 480, 652 and 1031 by Borrower;

(l)           evidence satisfactory to Agent that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent; and

(m)          payment of the fees and Lenders’ Expenses then due as specified in Section 2.3 hereof.

3.2           Conditions Precedent to all Credit Extensions. Lenders’ obligations to make each Credit Extension, including the initial Credit Extension, are subject to the following conditions precedent:

(a)          timely receipt of an executed Payment/Advance Form;

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(b)          the representations and warranties in this Agreement and in any other Loan Documents delivered in connection herewith, specifically including the Perfection Certificate (as such Perfection Certificate may be updated from time to time in accordance herewith) shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement and in any other Loan Documents delivered in connection herewith, specifically including the Perfection Certificate (as such Perfection Certificate may be updated from time to time in accordance herewith) remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)          no Event of Default shall have occurred and be continuing or result from the Credit Extension; and

(d)          in each Lender’s sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent and Lenders.

3.3           Covenant to Deliver. Borrower agrees to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in each Lender’s sole discretion.

3.4           Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making a Term Loan, Borrower shall notify Agent and Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time fifteen (15) Business Days prior to the Funding Date of such Term Loan. Together with any such electronic or facsimile notification, Borrower shall deliver to Agent and Lenders by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Agent and Lenders may rely on any telephone notice given by a person whom Agent or Lenders believe is a Responsible Officer or designee. Each Lender shall credit its portion of such Term Loan to the Designated Deposit Account.

4.             CREATION OF SECURITY INTEREST.

4.1           Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of Agent and the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the benefit of Agent and the ratable benefit of Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.2           Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Agent’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent, for the benefit of Agent and the ratable benefit of Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied, and at such time as Agent’s and Lenders’ obligation to make Credit Extensions under this Agreement has terminated, Agent shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), are satisfied in full, and (b) this Agreement is terminated, Agent shall terminate the security interest granted herein.

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4.3           Authorization to File Financing Statements. Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent’s Liens granted hereunder and under any other Loan Documents, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and Lenders under the Code.

5.             REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1           Due Organization, Authorization; Power and Authority. Borrower and each of its Subsidiaries, if any, are duly existing and in good standing as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Agent and Lenders a completed certificate signed by Borrower entitled “Perfection Certificate” in form and substance acceptable to Agent and Lenders (the “Perfection Certificate”). Borrower represents and warrants to Agent and each Lender that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification number. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2           Borrower Assets.

5.2.1       Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts, if any, described in the Perfection Certificate delivered to Agent and Lenders in connection herewith, or of which Borrower has given Agent notice and taken such actions as are necessary to give Agent and Lenders a perfected security interest therein. To Borrower’s knowledge, the Accounts are bona fide, existing obligations of the Account Debtors. No Collateral in excess of Twenty-Five Thousand Dollars ($25,000.00) per location is in the possession of any third party bailee (such as a warehouse), except as otherwise provided in the Perfection Certificate. None of the components of the Collateral in excess of Twenty-Five Thousand Dollars ($25,000.00) per location shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. All Inventory is in all material respects of good and marketable quality, free from material defects.

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5.2.2        Intellectual Property. Borrower is the sole owner of the Intellectual Property which it owns or purports to own and/or has the right to use or purports to have the right to use except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. To the best knowledge of the Borrower, (i) each Patent which it owns or purports to own and/or has the right to use or purports to have the right to use and which is material to Borrower’s business is valid and enforceable, and (ii) no part of the Intellectual Property which Borrower owns or purports to own and/or has the right to use or purports to have the right to use and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3           Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Thousand Dollars ($200,000.00).

5.4           Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Agent.

5.5           Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6           Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.7           Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8           Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, provided that Borrower and its Subsidiaries may defer payment of any contested taxes, provided that Borrower and/or the applicable Subsidiary (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Borrower and/or any of its Subsidiaries. Borrower and each of its Subsidiaries has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not , nor has any of its Subsidiaries, withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

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5.9           Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes. A portion of the proceeds of the initial Credit Extension shall be used on the Effective Date to repay in full the indebtedness of Borrower to SVB.

5.10         Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Agent that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11         Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6.             AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1           Government Compliance.

(a)          Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b)          Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent, for the ratable benefit of the Lenders, in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.

6.2           Financial Statements, Reports, Certificates. Deliver to Agent and Lenders:

(a)          Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent in its reasonable discretion (the “Monthly Financial Statements”);

(b)          Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement and such other financial information as Agent shall reasonably request;

(c)          Annual Audited Financial Statements. As soon as available, but no later than one hundred fifty (150) days after the last day of each of Borrower’s fiscal years, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion (the “Annual Financial Statements”);

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(d)          Annual Compliance Certificate. Within one hundred fifty (150) days after the last day of each of Borrower’s fiscal years and together with the Annual Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such fiscal year, Borrower was in full compliance with all of the terms and conditions of this Agreement and such other financial information as Agent shall reasonably request;

(e)          Annual Operating Budgets and Projections. Within thirty (30) days after the end of each fiscal year of Borrower, and as promptly as practical after any material revisions thereto: (A) annual operating budgets (including, without limitation income statements and other annual operating budget materials provided to the Borrower’s board of directors) for the current fiscal year of Borrower, and (B) annual financial projections for the current fiscal year of Borrower as approved by Borrower’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections, all prepared in a form satisfactory to Agent in its sole and absolute discretion, exercised in good faith;

(f)          Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made generally available to Borrower's security holders or to any holders of Subordinated Debt;

(g)          SEC Filings. In the event that Borrower becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address;

(h)          Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Thousand Dollars ($200,000.00) or more;

(i)          SBA Requirements. Within ninety (90) days after the end of each fiscal year of Borrower, and at such other times as Agent may reasonably request to the extent related to SBA regulations, Borrower shall provide to Agent such forms and financial and other information with respect to any business or financial condition of Borrower or any of its Subsidiaries required by the SBA, including, but not limited to (i) forms and information with respect to Agent’s or any Lender’s reporting requirements under SBA Form 468 (attached hereto as Exhibit F) and (ii) information regarding the full-time equivalent jobs created or retained in connection with any Lender’s investment in Borrower, the impact of the financing on Borrower’s business in terms of revenues and profits and on taxes paid by Borrower and its employees.

(j)          Regulatory Compliance. Upon request of Agent, the Borrower shall use commercially reasonable efforts to promptly (and in any event within twenty (20) days of such request) furnish to Agent all information reasonably requested, to the extent reasonably available to the Borrower in order for Agent or any Lender to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare or file SBA Form 468 and any other information requested or required by the SBA.

(k)          Other Financial Information. Other financial information reasonably requested by Agent.

6.3           Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00).

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6.4           Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Agent or any Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5           Insurance. Keep its business and the Collateral, and the businesses and assets of its Subsidiaries, insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent and shall provide that the insurer must give Agent at least ten (10) days notice before canceling its policy due to Borrower’s failure to pay the premium therefor, and thirty (30) days notice before canceling its policy for any other reason, and all such liability policies shall show, or have endorsements showing, Agent as an additional insured. All policies (or the lender’s loss payable and additional insured endorsements) shall provide that the insurer shall give Agent on behalf of Lenders at least ten (10) days notice before canceling its policy due to Borrower’s failure to pay the premium therefor, and thirty (30) days notice before canceling its policy for any other reason. At Agent’s reasonable request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Agent’s option, be payable to Agent for the ratable benefit of Lenders on account of the. Obligations. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6           Operating Accounts.

(a)          Maintain its, its Subsidiaries’, and its Parent’s operating, depository and securities accounts with SVB and SVB’s Affiliates, which accounts shall represent at least ninety percent (90.0%) of the dollar value of Borrower’s and such Subsidiaries’ and Parent’s accounts at all financial institutions.

(b)          Provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution (including SVB). For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent by Borrower as such.

6.7           Protection of Intellectual Property Rights.

(a)          (i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)          Provide written notice to Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent, acting for the ratable benefit of Lenders, to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents.

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6.8           Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent and/or any Lender with respect to any Collateral or relating to Borrower.

6.9           Formation or Acquisition of Subsidiaries. At the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower shall (a) cause such new Subsidiary to become a Borrower hereunder, and to execute such joinder agreements, security agreements, authorizations for filing financing statements and/or Control Agreements, all in form and substance satisfactory to Agent and Lenders (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens that may expressly have superiority to Agent’s Lien hereunder) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent and Lenders, and (c) provide to Agent all other documentation in form and substance satisfactory to Agent and Lenders, including one or more opinions of counsel satisfactory to Agent and Lenders, which in the opinion of Agent and Lenders is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.9 shall be a Loan Document.

6.10         Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s and Lenders’ Lien in the Collateral or to effect the purposes of this Agreement.

6.11         Post-Closing. Within five (5) days following the Effective Date, deliver to Agent a lenders’ loss payable endorsement to Borrower’s property insurance policy, and an additional insured endorsement to Borrower’s liability insurance policy, in each case in form and substance satisfactory to Agent.

7.             NEGATIVE COVENANTS

Borrower shall not do any of the following without Agent’s prior written consent and the prior written consent of the Required Lenders:

7.1           Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (e) in the ordinary course of business, of exclusive licenses that could not result in a legal transfer of title of the licensed property, provided that at any time on or after the date that any portion of the Tranche Two Term Loan Advances have been made, without the prior written consent of Agent and Lenders, Borrower shall not enter into any exclusive license pertaining to CMX001 that is exclusive as to the territory of the United States and that results in a non-refundable cash upfront payment of less than $17,500,000 to Borrower upon entering into such license; provided further that any such cash upfront payment received and any and all royalties, milestone payments or other proceeds arising from such licensing agreement shall be paid to a deposit account that is subject to a Control Agreement.

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7.2           Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in senior management such that a Key Person resigns, is terminated, or is no longer actively involved in the management of the Borrower in his/her current position and is not replaced with a person reasonably acceptable to Agent within ninety (90) days after departure from Borrower; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40.0%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Agent the venture capital investors prior to the closing of the transaction and provides to Agent a description of the material terms of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Agent: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Twenty-Five Thousand Dollars ($25,000.00) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars. ($25,000.00) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000.00) per location to a bailee, and Agent, for the benefit of Lenders, and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Agent, and such bailee shall execute and deliver a bailee agreement in form and substance reasonably satisfactory to Agent.

7.3           Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4           Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5           Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (which Collateral may be subject to Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent for the benefit of Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6           Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7           Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of the stock of terminated employees or consultants in accordance with the repurchase agreements and/or equity incentive plan and/or repurchases of stock pursuant to a right of first refusal in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) per fiscal year, or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8           Transactions with Affiliates. Directly or indirectly enter into or permit to exist , or permit any Subsidiary of Borrower to directly or indirectly enter into or permit to exist, any material transaction with any Affiliate of Borrower or any Subsidiary of any Borrower, except as permitted in Section 7.2(c)(ii) and Section 7.7(a) and except for other transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9           Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Agent and/or Lenders.

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7.10         Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1           Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2           Covenant Default.

(a)          Borrower fails or neglects to perform any obligation in Sections 6.1(a) (with respect to Borrower’s maintenance of legal existence set forth in first sentence only), 6.2, 6.4, 6.5, 6.6, or 6.9, or violates any covenant in Section 7; or

(b)          Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3           Material Adverse Change. A Material Adverse Change occurs;

8.4           Attachment; Levy; Restraint on Business.

(a)          (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Agent or any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)          (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5           Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent or Borrower fails to be solvent as described under Section 5.5 hereof; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

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8.6           Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Thousand Dollars ($200,000.00); or (b) any default by Borrower, the result of which could have a material adverse effect on Borrower’s business;

8.7           Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8           Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent and/or Lenders or to induce Agent and/or Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9           Subordinated Debt. Any document, instrument, or agreement evidencing, or any subordination agreement relating to, any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Lien created hereunder shall at any time fail to constitute a valid and perfected Lien on the Collateral purported to be secured thereby, subject to no prior or equal Lien other than Permitted Liens having priority by operation of applicable law.

9.             RIGHTS AND REMEDIES

9.1           Rights and Remedies. While an Event of Default occurs and continues Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following:

(a)          declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent and/or Lenders);

(b)          stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or Lenders (but if an Event of Default described in Section 8.5 occurs all commitments and obligations to advance money or extend credit to Borrower on the part of Agent or any Lender shall cease and terminate immediately without any action by Agent and/or Lenders);

(c)          settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s and Lenders’ security interest in such funds, and verify the amount of such account;

(d)          make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent for the benefit of Lenders a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

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(e)          apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Agent or Lenders owing to or for the credit or the account of Borrower;

(f)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Agent for its benefit and for the ratable benefit of Lenders;

(g)          place a “hold” on any account maintained with Agent or Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)          demand and receive possession of Borrower’s Books; and

(i)          exercise all rights and remedies available to Agent and/or Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

All costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in the course of the exercise by Agent of any or all of its rights or remedies under this Section 9.1 shall be considered Lenders’ Expenses owing to Agent and immediately due and payable, bearing interest at the applicable rate specified in Section 2.3(b), and secured by the Collateral.

9.2           Power of Attorney. Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent for the ratable benefit of Lenders or a third party as the Code permits. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s and Lenders’ security interests in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Agent and Lenders are under no further obligation to make Credit Extensions hereunder. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Agent’s and Lenders’ obligation to provide Credit Extensions terminates. All costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in the course of the exercise by Agent of any or all of its rights or remedies as attorney-in-fact of Borrower under this Section 9.2 shall be considered Lenders’ Expenses owing to Agent and immediately due and payable, bearing interest at the applicable rate specified in Section 2.3(b), and secured by the Collateral.

9.3           Protective Payments. If, at any time after the occurrence and during the continuance of an Event of Default, Borrower fails to obtain the insurance called for by Section 6.5, or fails to pay any premium thereon, or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or fails to pay any maintenance fees, extension fee or other fees or payments payable to any Governmental Authority necessary to continue, maintain, preserve or protect any Intellectual Property of Borrower and its Subsidiaries and/or any rights and remedies of Borrower and its Subsidiaries with respect to such Intellectual Property, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lenders’ Expenses owing to Agent and immediately due and payable, bearing interest at the applicable rate specified in Section 2.3(b), and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s or any Lender’s waiver of any Event of Default.

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9.4           Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agent and Lenders may apply any funds in their possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Agent shall determine in its sole discretion, subject (as among Agent and Lenders only, without creating any rights or remedies in favor of Borrower) to any separate agreement regarding the application of such payments, proceeds or other funds entered into among Agent and Lenders. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Agent and Lenders for any deficiency. If Agent and/or Lenders, in their its good faith business judgment, directly or indirectly enter into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent and each Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

9.5           Agent’s and Lenders’ Liability for Collateral. So long as Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and Lenders, Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6           No Waiver; Remedies Cumulative. Agent’s and/or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent and/or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent and Lenders have all rights and remedies provided under the Code, by law, or in equity. Agent’s or any Lender’s exercise of one right or remedy is not an election and shall not preclude any Agent and/or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agent’s and/or such Lender’s waiver of any Event of Default is not a continuing waiver. Agent’s and/or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7           Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10.           NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Each Lender, Agent or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:

Chimerix, Inc.

2505 Meridian Parkway, Suite 340

Durham, North Carolina 27713

Attention: Tim Trost

Fax: (919) 806-1146

Email: ttrost@chimerix.com

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If to MidCap (as Agent or Lender):

MidCap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

Email: Iviera@midcapfinancial.com

with a copy to:

Midcap Financial, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Fax: (301) 941-1450

Email: rgoodridge@midcapfinancial.com

If to SVB:

Silicon Valley Bank Perimeter One

3005 Carrington Mill Boulevard, Suite 530

Morisville, North Carolina 27560

Attention: Mr. Chris Stoecker

Fax: (919) 442-2155

Email: cstoecker@svb.com

with a copy to:

Riemer & Braunstein, LLP

Three Center Plaza

Boston, Massachusetts 02108

Attn: David A. Ephraim, Esquire

Fax: (617) 880-3456

Email: dephraim@riemerlaw.com

11.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in Boston, Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or Lenders. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, LENDERS AND AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.           GENERAL PROVISIONS

12.1         Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s and each Lender’s discretion). Lenders and Agent have the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Agent’s and Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant).

12.2         Indemnification. Borrower agrees to indemnify, defend and hold Agent and Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or any Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lenders Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lenders and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims, Lenders’ Expenses and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct (collectively, the “Indemnified Liabilities”).

12.3         Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4         Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5         Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.6         Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7         Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

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12.8        Confidentiality. In handling any confidential information of Borrower, Agent and Lenders shall exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made: (a) to Agent’s and Lenders’ Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent and Lenders are, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Agent and Lenders shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Agent’s and Lenders’ regulators or as otherwise required in connection with Agent’s and Lenders’ examination or audit; (e) as Agent and Lenders consider appropriate in exercising their respective remedies under the Loan Documents; and (f) to third-party service providers of Agent or any Lender so long as such service providers have executed a confidentiality agreement with such Agent or Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent’s and/or Lenders’ possession when disclosed to Agent and/or Lenders, or becomes part of the public domain after disclosure to Agent and/or Lenders through no fault of Agent and Lenders; or (ii) disclosed to Agent and/or Lenders by a third party, if Agent and/or Lenders does not know that the third party is prohibited from disclosing the information. Lender Entities may use confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.9         Right of Set Off. Borrower hereby grants to Agent, for its benefit and for the ratable benefit of Lenders, and to each Lender, a lien, security interest and right of set off as security for all Obligations to Agent and each Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent (including an Agent subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or Lenders, as appropriate, may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.10      Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.11      Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.12      Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.13      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.14      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

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12.15       Amendments.

(a)          No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b)          No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase or decrease the Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder (other than waiving the imposition of the Default Rate), (iii) postpone the date fixed for or waive any payment of principal of or interest on any Term Loan, or any fees or reimbursement obligation hereunder, (iv) release any of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Loan Documents (which shall be deemed to affect all Lenders), (v) subordinate the Lien granted in favor of Agent, for its benefit and for the ratable benefit of Lenders, securing the Obligations (which shall be deemed to affect all Lenders), (vi) release Borrower from, or consent to Borrower’s assignment or delegation of, Borrower’s obligations hereunder and under the other Loan Documents (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive Section 9.4, Section 12.10, the definitions entitled “Commitment Percentage” and “Pro Rata Share” appearing in Section 14.1, as well as any provision of this Agreement referencing such defined term, or this Section 12.15(b).

(c)          Notwithstanding any provision in this Section 12.15 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrower, Agent and Required Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.15 shall apply equally to, and shall be binding upon, all the Lenders and Agent.

13.           AGENT

13.1         Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

13.2         Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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13.3         Liability of Agent. Except as otherwise provided herein, no Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant of any Lender for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

13.4         Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

13.5         Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless Agent shall have received written notice from a Lender or Borrower, expressly stating that such Event of Default exists and describing such Event of Default. Agent will notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to an Event of Default as may be directed in writing by the Required Lenders in accordance with Section 9(a); provided, however, that while an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral and payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral, payments to Governmental Authorities to maintain, continue, preserve and protect the Intellectual Property of Borrower and its Subsidiaries and/or the rights and remedies of Borrower and its Subsidiaries with respect thereto . All costs and expenses (including reasonable attorneys’ fees and expenses) incurrent by Agent in taking actions described in this Section 13.5 (including any and all such amounts so paid by Agent) are Lenders’ Expenses owing to Agent and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.

13.6        Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

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13.7         Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders’ Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 13.7 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

13.8         Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity.

13.9         Successor Agent.

(a)          Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50.0%) or more of the aggregate outstanding Credit Extensions to Agent, in its capacity as a Lender, in each case without the consent of the Lenders or Borrower. Following any such assignment, Agent shall give notice to the Lenders and Borrower. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)          Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

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(c)          Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the Agent, and all the Liens in the Collateral securing the Obligations granted pursuant to this Agreement and the other Loan Documents to and/or held by, the assigning or retiring (or retired) Agent, and the assigning or retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a an assignee or successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the assigning or retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 shall continue in effect for the benefit of such assigning or retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the assigning or retiring Agent was acting or was continuing to act as Agent.

13.10      Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 2.4(0. To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

13.11      Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien on any Collateral granted to or held by Agent under any Loan Document (a) upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Term Loan Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, or (b) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12      Cooperation of Borrower. If necessary, Borrower agrees to (a) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (b) make Borrower’s management available to meet with Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions and (c) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.8, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

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14.           DEFINITIONS

14.1         Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble hereof.

“Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is (a) with respect to the Tranche One Term Loan Advance, the eleventh (11th) Payment Date following the first (15t) Payment Date following the Funding Date of the Tranche One Term Loan Advance, and (b) with respect to each Tranche Two Term Loan Advance, the fifth (5th) Payment Date following the first (15) Payment Date following the Funding Date of such Tranche Two Term Loan Advance.

“Annual Financial Statements” is defined in Section 6.2(c).

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by SVB or any of its Affiliates, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, as any such products or services may be identified in SVB’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of “Bank Services” appearing alphabetically in this Section 14.1.

“BARDA Contract” means the Award/Contract numbered HHS0100201100013C and dated February 16, 2011 issued by Office of Acquisitions Management, Contracts, and Grants in favor of Borrower for the development of CMX001 for the treatment of smallpox.

“BARDA Event” is the United States government’s exercise of its option to extend the term of the BARDA Contract for at least one (1) year pursuant to Part 1.3 of the BARDA Contract, as evidenced by documentation or other evidence reasonably satisfactory to Agent.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

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“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Agent is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) SVB’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Claims” is defined in Section 12.2.

“CMX-157 Event” is completion by Borrower of a biopharmaceutical partnership, collaboration or licensing agreement with a third party in connection with the development of CMX-157, which partnership, collaboration or licensing agreement results in an unconditional initial upfront payment to the Borrower of not less than $5,000,000 upon the consummation of such partnership.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s and Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitment Percentage” means, with respect to each Lender, the percentage set forth opposite such Lender’s name on Schedule 1.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for its benefit and for the benefit of Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan, or any other extension of credit by Lenders for Borrower’s benefit under and pursuant to this Agreement.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s asset management account, account number 173103198383, maintained with SVB.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by SVB at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Event” is the receipt by Borrower of unrestricted net cash proceeds in the aggregate amount of at least Five Million Dollars ($5,000,000.00), after the Effective Date but prior to December 31, 2012, from the closing of an equity round or equity rounds by Borrower with investors that are (a) existing investors in Borrower or their Affiliates or (b) acceptable to each Lender in its reasonable discretion.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

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“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of interest or principal and interest, as applicable) owing to each Lender, with respect to each Term Loan actually funded to or for the account of Borrower by such Lender, due on the earlier to occur of (a) the Maturity Date of such Term Loan, (b) the acceleration of such Term Loan or any event that would require the prepayment in full of a Term Loan pursuant to Section 2.2(c), or (c) any voluntary or involuntary prepayment in full of such Term Loan, equal to (x) (i) the aggregate original principal amount of such Term Loan, minus (ii) the aggregate principal amount of partial prepayments of such Term Loan made pursuant to Section 2.2(d) (for which Partial Final Payments have been made), multiplied by (y) the Final Payment Percentage.

“Final Payment Percentage” means two and one-quarter of one percent (2.25%).

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Forward Contract” is any foreign exchange contract by and between Borrower and SVB under which Borrower commits to purchase from or sell to SVB a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Liabilities” has the meaning given it in Section 12.2.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a)          its Copyrights, Trademarks and Patents;

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(b)          any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)          any and all source code;

(d)          any and all design rights which may be available to a Borrower;

(e)          any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)          all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is the Borrower’s Chief Executive Officer (who is Kenneth Moch as of the Effective Date) and Chief Financial Officer (who is Tim Trost as of the Effective Date).

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Borrower in any particular circumstance.

“Lender” and “Lenders” are defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“Lenders’ Expenses” are all costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower in connection with the Loan Documents.

“Letter of Credit” is a standby or commercial letter of credit issued by SVB upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes, including, without limitation, the Secured Promissory Notes, security agreements or other collateral documents, and each other agreement, instrument, certificate, report and other document executed and delivered by Borrower in favor of Agent or any Lender in connection with this Agreement, together with all landlord waivers, licensor consent or waiver, subordination and intercreditor agreements or similar agreements executed and delivered by a third party in favor of Agent or any Lender in connection with this Agreement, the Credit Extensions and/or any security therefor , all as amended, restated, or otherwise modified.

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“Material Adverse Change” is: (a) a material impairment in the perfection or priority of Agent’s and Lenders’ security interest in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is (a) with respect to the Tranche One Term Loan Advance, the date that is twenty-nine (29) months following the Amortization Date of the Tranche One Term Loan Advance, and (b) with respect to each Tranche Two Term Loan Advance, the date that is thirty-one (31) months following the Amortization Date of such Tranche Two Term Loan Advance.

“MidCap” is defined in the preamble hereof.

“Monthly Financial Statements” is defined in Section 6.2(a).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Premium, the Final Payment and other amounts Borrower owes Agent and/or Lenders now or later under this Agreement and the other Loan Documents, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Agent and/or Lenders, and the performance of Borrower’s duties under the Loan Documents. Notwithstanding the foregoing, the term “Obligations” shall not include obligations of Borrower under the Warrant or any equity-related agreement executed solely in connection therewith.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Partial Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) owing to each Lender, with respect to each Term Loan made by such Lender, due on the voluntary prepayment of a portion of any such Term Loan pursuant to Section 2.2(d), equal to the principal amount of such Term Loan so prepaid multiplied by the Final Payment Percentage.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first calendar day of each month.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)          Borrower’s Indebtedness to Lenders under this Agreement and the other Loan Documents with respect to the Obligations;

(b)          Borrower’s Indebtedness to SVB consisting of up to $50,000 of Bank Services which are cash collateralized;

(c)          Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(d)          Subordinated Debt;

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(e)          unsecured Indebtedness to trade creditors incurred in the ordinary course of business and consistent with past practices;

(f)          Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)          Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder; and

(h)          extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)          Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate; and

(b)          (i) Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy as attached Exhibit E, as amended from time to time, provided such investment policy (and any such amendment thereto) has been provided to Agent and is acceptable to Agent in its reasonable discretion;

(c)          Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)          Investments consisting of deposit accounts in which Agent, for its benefit and the ratable benefit of Lenders, has a perfected security interest;

(e)          Investments accepted in connection with Transfers permitted by Section 7.1;

(f)          Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year;

(g)          Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h)          Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(i)          Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” are:

(a)          Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)          Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

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(c)          purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; and

(d)          Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)          Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)          leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest;

(g)          non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

(h)          Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(i)           Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Agent, for the ratable benefit of Lenders, has a perfected security interest in the amounts held in such deposit and/or securities accounts;

(j)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (i), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(k)          Liens in cash collateral pledged to SVB to secure Indebtedness and other obligations owing to SVB in an amount not to exceed $50,000, which Liens in such cash collateral may be senior to the Lien in favor of Agent granted under this Agreement.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” shall be an additional fee payable to each Lender in an amount equal to:

(a)          for a prepayment made or required to be made if otherwise due hereunder on or after the Effective Date through and including, but not after, the date which is twelve (12) months after the Effective Date in respect of any Term Loan owing to such Lender, three percent (3.0%) multiplied by the aggregate principal amount of such Term Loan so prepaid or required to be prepaid if otherwise due hereunder;

(b)          for a prepayment made or required to be made if otherwise due hereunder after the date which is twelve (12) months after the Effective Date through and including, but not after, the date which is twenty-four (24) months after the Effective Date in respect of any Term Loan owing to such Lender, two percent (2.0%) multiplied by the aggregate principal amount of such Term Loan so prepaid or required to be prepaid if otherwise due hereunder; or

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(c)          for a prepayment made or required to be made if otherwise due hereunder after the date which is twenty-four (24) months after the Effective Date and prior to the applicable Maturity Date in respect of any Term Loan owing to such Lender, one percent (1.0%) multiplied by the aggregate principal amount of such Term Loan so prepaid or required to be prepaid if otherwise due hereunder.

“Pro Rata Share” means, as determined by Agent, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the amount of Term Loans held by such Lender by the aggregate amount of all outstanding Term Loans.

“Required Lenders” means Lenders having (a) more than 60% of the Term Loan Commitments of all Lenders, or (b) if such Term Loan Commitments have expired or been terminated, more than 60% of the aggregate outstanding principal amount of the Term Loans; provided, however, that so long as a party that is a Lender hereunder on the Effective Date does not assign any portion of its Term Loan Commitment or Term Loan to any Person other than an Affiliate, the term “Required Lenders” shall include such Lender (and any Affiliate to which it assigns its interests).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer and Chief Financial Officer of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Lender’s right to sell any Collateral.

“SBA” is the United States Small Business Administration or any successor thereto, and any analogous Governmental Authority.

“Secured Promissory Note” is defined in Section 2.6.

“Secured Promissory Note Record” means a record maintained by each Lender with respect to the outstanding Obligations and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Agent and Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and Lenders entered into among Agent, Lenders and the other creditor), on terms acceptable to Agent and Lenders.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

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“SVB” is defined in the preamble hereof.

“Term Loan” or “Term Loans” has the meaning given it in Section 2.2(a).

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.

“Term Loan Commitments” is the aggregate amount of Term Loan Commitments of all Lenders.

“Tranche One” is defined in Section 2.2(a).

“Tranche One Term Loan Advance” is defined in Section 2.2(a).

“Tranche Two” is defined in Section 2.2(a).

“Tranche Two Draw Period” means the period of time commencing upon the Tranche Two Eligibility Date and continuing through the earlier to occur of (a) December 31, 2012, and (b) an Event of Default.

“Tranche Two Eligibility Date” means the date on which Agent and each Lender determine, in the sole discretion, exercised in good faith, of Agent and each Lender, that at least one (1) of the following has occurred: (a) the BARDA Event, (b) the CMX-157 Event, and (c) the Equity Event.

“Tranche Two Term Loan Advance” and “Tranche Two Term Loan Advances” are defined in Section 2.2.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of SVB.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

CHIMERIX, INC.

By:	/s/ Timothy W. Trost
Name:	Timothy W. Trost
Title:	Senior Vice President and Chief Financial Officer

AGENT:

MIDCAP FINANCIAL SBIC, LP
By: MIDCAP FINANCIAL SBIC GP, LLC, its General Partner

By:	/s/ Colleen S. Kovas
Name:	Colleen S. Kovas
Title:	Authorized Signatory

LENDERS:

MIDCAP FINANCIAL SBIC, LP

By: MIDCAP FINANCIAL SBIC GP, LLC, its General Partner

By:	/s/ Colleen S. Kovas
Name:	Colleen S. Kovas
Title:	Authorized Signatory

SILICON VALLEY BANK

By:	/s/ Chris T. Stoecker
Name:	Chris T. Stoecker
Title:	Vice President

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property (except as provided below), whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of the Borrower, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of the Borrower (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of the Borrower and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of the Borrower).

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s prior written consent, except as permitted in the Loan and Security Agreement among Borrower, Agent and Lenders.

1.

EXHIBIT B

Deadline for same day processing is NOON EASTERN TIME

Fax To:	Date:___________________________

Loan Payment:

CHIMERIX, INC.

From Account #___________________________________	To Account #_____________________________________
(Deposit Account #)	(Loan Account #)

Principal $ ______________________________________	and/or Interest $_______________________________

Authorized Signature: ____________________________	Phone Number:_________________________
Print Name/Title:_________________________________

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds this loan advance are for an outgoing wire.

From Account #________________________________	To Account #_______________________________
(Loan Account #)	(Deposit Account #)

Amount of Advance $____________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:___________________________	Phone Number:___________________________
Print Name/Title:________________________________

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name:_________________________________	Amount of Wire: $_______________________________
Beneficiary Bank:_________________________________	Account Number:________________________________
City and State:____________________________________

Beneficiary Bank Transit (ABA) #:_________________	Beneficiary Bank Code (Swift, Sort, Chip, etc.):____________
(For International Wire Only)

Intermediary Bank:_______________________________	Transit (ABA) #:_________________________________
For Further Credit to:___________________________________________________________________________

Special Instruction:____________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:______________________________	2nd Signature (if required):__________________________
Print Name/Title:__________________________________	Print Name/Title:_________________________________
Telephone #:____________________________________	Telephone #:____________________________________

1.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	MIDCAP FINANCIAL SBIC, LP, AS AGENT	Date:__________________________
FROM:	CHIMERIX, INC.

The undersigned authorized officer of Chimerix, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, Lenders and Agent (the “Agreement”); (1) Borrower is in complete compliance for the period ending ____________________________ with all required covenants except as noted below; (2) there are no Events of Default that have occurred and are continuing; (3) all representations and warranties in the Agreement and the other Loan Documents, including the Perfection Certificate, as updated from time to time as permitted by the Agreement, are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes, except as otherwise permitted. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) with Compliance Certificate	FYE within 150 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Board Projections	Within 30 days after FYE or as materially revised	Yes No

BA Form 468/Other Required Information	Annually within 90 days after FYE or as requested	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CHIMERIX, INC.	AGENT USE ONLY

Received by:__________________________________
By:	AUTHORIZED SIGNER
Name:	Date:
Title:	Verified_____________________________________
AUTHORIZED SIGNER

Date:_______________________________________
Compliance Status: Yes No

1.

EXHIBIT D

SECURED PROMISSORY NOTE

$______________________	Dated:___________________, 2012

FOR VALUE RECEIVED, the undersigned, CHIMERIX, INC., a Delaware corporation (“Borrower”) HEREBY PROMISES TO PAY to the order of ____________________ (“Lender”) the principal amount of ___________________________ DOLLARS ($__________) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender as part of the [Tranche One Term Loan Advance][Tranche Two Term Loan Advance] funded under the Loan Agreement referenced below on the date hereof, plus interest on the aggregate unpaid principal amount of the Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement by and between Borrower, MIDCAP FINANCIAL SBIC, LP, as Agent, and the Lenders as defined therein (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued interest hereunder and under the Loan Agreement shall be due and payable on applicable Maturity Date for such [Tranche One Term Loan Advance][Tranche Two Term Loan Advance] as set forth in the Loan Agreement.

Borrower agrees to pay any initial partial month interest payment from the date of this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts. Terms used herein but not otherwise defined herein shall have the meaning given such terms in the Loan Agreement.

Note Register; Ownership of Note. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

1.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CHIMERIX, INC.

By:
Name:
Title:

2.

EXHIBIT E - INVESTMENT POLICY

3.

Exhibit F - SBA Form 468

4.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Term Loan Commitment	Commitment Percentage
MidCap Financial SBIC, LP	$9,500,000.00	63.33%
Silicon Valley Bank	$5,500,000.00	36.67%
TOTAL	$15,000,000.00	100.0%

5.